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                                                                   Exhibit 17(a)
                                                                   -------------
                             VOTE THIS PROXY CARD TODAY!
                      YOUR PROMPT RESPONSE WILL SAVE YOUR FUND
                          THE EXPENSE OF ADDITIONAL MAILINGS

                    (Please Detach at Perforation Before Mailing)
     ..........................................................................

                     THE DREYFUS/LAUREL TAX-FREE MUNICIPAL FUNDS
                 SPECIAL MEETING OF SHAREHOLDERS -- FEBRUARY 15, 1996

     The undersigned hereby appoints Steven F. Newman and Jeff S. Prusnofsky, and each of them, attorneys and proxies for the undersigned, with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of beneficial interest in Dreyfus/Laurel Massachusetts Tax-Free Money Fund (the "Fund"), a series of The Dreyfus/Laurel Tax-Free Municipal Funds, that the undersigned is entitled to vote at a Special Meeting of Shareholders of the Fund to be held at the offices of The Dreyfus Corporation, 200 Park Avenue, 7th Floor West, New York, New York 10166 on February 15, 1996, at 10:00 a.m. (Eastern time) and at any adjournment(s) thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement, and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting. The undersigned hereby revokes any proxy previously given.


     PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

     NOTE: Please sign exactly as your name or names appear on this Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give your full title as such.


     DATE: _____________________, 199_          ________________________

                                                ________________________
                                                Signature(s)

                                                _________________________
                                                Title(s), if applicable

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
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     PLEASE INDICATE YOUR VOTE BY MARKING AN "X" IN THE APPROPRIATE BOX BELOW,
     USING BLUE OR BLACK INK OR DARK PENCIL.  DO NOT USE RED INK.

     THIS PROXY WILL BE VOTED AS SPECIFIED BELOW WITH RESPECT TO THE ACTION TO BE TAKEN ON THE FOLLOWING PROPOSAL. IN THE ABSENCE OF ANY SPECIFICATION, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL.

     Investor shareholders of the Fund are requested to vote on the following
     Proposal:

              To approve the proposed Agreement and Plan of Reorganization between The Dreyfus/Laurel Tax-Free Municipal Funds, on behalf of Dreyfus/Laurel Massachusetts Tax-Free Money Fund (the "Fund"), and Dreyfus Massachusetts Municipal Money Market Fund (the "Acquiring Fund"), whereby the Fund will transfer to the Acquiring Fund a portion of the Fund's assets having a value equal to the aggregate net asset value of the Fund's Investor shares, in exchange for shares of the Acquiring Fund, and redeem in kind such Investor shares by distributing to holders thereof shares of the Acquiring Fund.
                  __            __                __
                /__/  YES     /__/  NO          /__/  ABSTAIN


     In their discretion, the proxies are, and each of them is, authorized to vote upon any other business that may properly come before the Meeting, or any adjournment(s) thereof, including any adjournment(s) necessary to obtain the requisite quorums and for approvals.




     Please check the following box ONLY IF you hold a direct or indirect beneficial interest in BOTH Investor and Class R shares of the Fund.

     (This box is for informational purposes
                 __
     only.):   /__ /

                             VOTE THIS PROXY CARD TODAY!
                      YOUR PROMPT RESPONSE WILL SAVE YOUR FUND
                          THE EXPENSE OF ADDITIONAL MAILINGS

                    (Please Detach at Perforation Before Mailing)
     .........................................................................

                     THE DREYFUS/LAUREL TAX-FREE MUNICIPAL FUNDS
                 SPECIAL MEETING OF SHAREHOLDERS -- FEBRUARY 15, 1996

     The undersigned hereby appoints Steven F. Newman and Jeff S. Prusnofsky, and each of them, attorneys and proxies for the undersigned, with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of beneficial interest of Dreyfus/Laurel Massachusetts Tax-Free Money Fund (the "Fund"), a series of The Dreyfus/Laurel Tax-Free Municipal Funds, that the undersigned is entitled to vote at a Special Meeting of Shareholders of the Fund to be held at the offices of The Dreyfus Corporation, 200 Park Avenue, 7th Floor West, New York, New York 10166 on February 15, 1996, at 10:00 a.m. (Eastern time) and at any adjournment(s) thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement, and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting. The undersigned hereby revokes any proxy previously given.


     PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

     NOTE: Please sign exactly as your name or names appear on this Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give your full title as such.


     DATE: _____________________, 199_          ________________________

                                                ________________________
                                                Signature(s)

                                                _________________________
                                                Title(s), if applicable

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

     PLEASE INDICATE YOUR VOTE BY MARKING AN "X" IN THE APPROPRIATE BOX BELOW, USING BLUE OR BLACK INK OR DARK PENCIL. DO NOT USE RED INK.

     THIS PROXY WILL BE VOTED AS SPECIFIED BELOW WITH RESPECT TO THE ACTION TO BE TAKEN ON THE FOLLOWING PROPOSALS. IN THE ABSENCE OF ANY SPECIFICATION, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS.


     Class R shareholders of the Fund are requested to vote on the following
     Proposals:

              To approve the proposed Agreement and Plan of Reorganization between The Dreyfus/Laurel Tax-Free Municipal Funds (the "Trust"), on behalf of Dreyfus/Laurel Massachusetts Tax-Free Money Fund (the "Fund"), and Dreyfus Massachusetts Municipal Money Market Fund (the "Acquiring Fund"), whereby the Fund will transfer to the Acquiring Fund a portion of the Fund's assets having a value equal to the aggregate net asset value of the Fund's Investor shares, in exchange for shares of the Acquiring Fund, and redeem in kind such Investor shares by distributing to holders thereof shares of the Acquiring Fund.
                 __            __              __
                /__/  YES    /__/  NO        /__/  ABSTAIN

              To approve a new investment management agreement between The Dreyfus Corporation ("Dreyfus") and the Trust, on behalf of the Fund, under which (a) the management fee payable by the Fund to Dreyfus for Dreyfus to provide or arrange for the provision of substantially all services to the Fund would be increased from the current rate of
              0.35 of 1% of the Fund's average daily net assets to 0.45 of 1% of the Fund's average daily net assets; and (b) certain other changes will be implemented.
                  __            __              __
                /__/  YES     /__/  NO        /__/  ABSTAIN

     In their discretion, the proxies are, and each of them is, authorized to vote upon any other business that may properly come before the Meeting, or any adjournment(s) thereof, including any adjournment(s) necessary to obtain the requisite quorums and for approvals.
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